EXHIBIT E


                         Forms of letters from the Fund
          to Members in connection with acceptance of offers of tender

THESE LETTERS ARE BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST IN THE FUND.

                                                    November 21, 2003


Dear Member:

                  Advantage Advisers Alyeska Fund, L.L.C. (the "Fund") has received and accepted for purchase your tender of your limited liability company interest in the Fund.

                  Because you have tendered and the Fund has purchased your entire investment, you have been paid a note (the "Note") entitling you to receive an initial payment of at least 95% of the estimated purchase price based on the unaudited net asset value of the Fund as of December 31, 2003, in accordance with the terms of the tender offer. A cash payment in this amount will be wired directly into your brokerage account through which you invested in the Fund by January 30, 2004 unless the valuation date of the Interests has changed or the Fund has requested a withdrawal of its capital from the investment funds in which it has invested, in accordance with the terms of the tender offer.

                  The terms of the Note provide that a contingent payment representing the balance of the purchase price, if any, will be paid to you after the completion of the Fund's fiscal year-end audit for the year ending March 31, 2004 and is subject to year-end audit adjustment. This amount, will be paid within ten calendar days after the conclusion of the fiscal year-end audit, or on such earlier date as the Fund's Board of Managers may determine, according to the terms of the tender offer and will be wired directly into your brokerage account. We expect the audit to be completed by the end of May 2004.

                  Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (888) 697-9661 or (866) 306-0232.


                                         Sincerely,


                                         Advantage Advisers Alyeska Fund, L.L.C.


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                                [Fund Letterhead]



                                                     January 30, 2004


Dear Member:

                  Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in Advantage Advisers Alyeska Fund, L.L.C. (the "Fund")

                  Because you have tendered and the Fund has purchased your entire investment, you have been paid at least 95% of the purchase price based on the unaudited net asset value of the Fund as of December 31, 2003, in accordance with the terms of the tender offer. A cash payment in this amount has been wired directly into your brokerage account through which you invested in the Fund.

                  The balance of the purchase price, if any, will be paid to you after the completion of the Fund's fiscal year-end audit for the year ending March 31, 2004 and is subject to year-end audit adjustment. This amount, will be paid within ten calendar days after the conclusion of the year-end audit, or on such earlier date as the Fund's Board of Managers may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of May 2004.

                  Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (888) 697-9661 or (866) 306-0232.


                                         Sincerely,


                                         Advantage Advisers Alyeska Fund, L.L.C.


Enclosure






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THESE  LETTERS ARE BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR  INTEREST
IN THE FUND.

                                                      November 21, 2003


Dear Member:

                  Advantage Advisers Alyeska Fund, L.L.C. (the "Fund") has received and accepted for purchase your tender of a portion of your limited liability company interest in the Fund.

                  Because you have tendered and the Fund has purchased a portion of your investment, you have been paid a note (the "Note") entitling you to receive a payment of 100% of the purchase price based on the estimated unaudited net asset value of the Fund as of December 31, 2003, in accordance with the terms of the tender offer. A cash payment in this amount will be wired directly into your brokerage account through which you invested in the Fund by January 30, 2004 unless the valuation date of the Interests has changed, or the Fund has requested a withdrawal of its capital from the investment funds in which it has invested, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.

                  You remain a member of the Fund with respect to the portion of your interest in the Fund that you did not tender.

                  Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (888) 697-9661 or (866) 306-0232.


                                         Sincerely,


                                         Advantage Advisers Alyeska Fund, L.L.C.






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



                                [Fund Letterhead]


                                                     January 30, 2004


Dear Member:

                  Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in Advantage Advisers Alyeska Fund, L.L.C. (the "Fund")

                  Because you have tendered and the Fund has purchased a portion of your investment, you have been paid 100% of the purchase price based on the estimated unaudited net asset value of the Fund as of December 31, 2003, in accordance with the terms of the tender offer. A cash payment in this amount has been wired directly into your brokerage account through which you invested in the Fund.

                  Should you have any questions, please feel free to contact the Fund's Administrator, PFPC Inc., at (888) 697-9661 or (866) 306-0232.


                                         Sincerely,


                                         Advantage Advisers Alyeska Fund, L.L.C.

Enclosure








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